Exhibit 10.1
Fluence Energy, Inc.
Non-Employee Independent Director Compensation Policy

Non-employee independent members of the board of directors (the “Board”) of Fluence Energy, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Independent Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who (a) is not an employee of the Company or any parent or subsidiary of the Company and (b) was not nominated to the Board by AES Grid Stability, LLC (“AES”), Siemens AG (“Siemens”) or Qatar Holding LLC (“QHL”) or any of their respective affiliates pursuant to their respective nomination rights set forth in the Stockholders Agreement, dated as of October 27, 2021, as may be amended or modified from time to time, by and among the Company, AES, Siemens and QHL (each, a “Non-Employee Independent Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Independent Director declines the receipt of such cash or equity compensation by written notice to the Company. The terms and conditions of this Policy supersedes any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Independent Directors and between any subsidiary of the Company and any of its non-employee independent directors. This Policy shall remain in effect until it is amended or rescinded by further action of the Board.
1.Cash Compensation.
(a)Annual Retainers. Each Non-Employee Independent Director shall receive an annual cash retainer of $90,000 for service on the Board.
(b)Additional Annual Retainers. In addition, a Non-Employee Independent Director shall receive the following annual cash retainers:
(i)Chairperson of the Board. A Non-Employee Independent Director serving as Chairperson of the Board shall receive an additional annual cash retainer of $85,000 for such service.
(ii)Audit Committee. A Non-Employee Independent Director serving as Chairperson of the Audit Committee shall receive an additional annual cash retainer of $17,500 for such service.
(iii)Compensation and Human Resources Committee. A Non-Employee Independent Director serving as Chairperson of the Compensation and Human Resources Committee shall receive an additional annual cash retainer of $15,000 for such service.

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(iv)Nominating and Corporate Governance Committee. A Non-Employee Independent Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $12,500 for such service.
(c)Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Independent Director does not serve as a Non-Employee Independent Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Independent Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Independent Director for such calendar quarter pursuant to Sections 1(a) and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Independent Director serves as a Non-Employee Independent Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.
2.Equity Compensation. Non-Employee Independent Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2021 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.
(a)Annual Awards. Each Non-Employee Independent Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) and (ii) will continue to serve as a Non-Employee Independent Director immediately following such Annual Meeting, shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units that has an aggregate fair value on the date of grant of $175,000 (as determined in accordance with ASC 718 and subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(a) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Independent Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election, and shall not receive any Initial Award on the date of such Annual Meeting as well.
(b)Initial Awards. Except as otherwise determined by the Board, each Non-Employee Independent Director who is initially elected or appointed to the on any date other than the date of an Annual Meeting shall be automatically granted, on the date of such Non-Employee Independent Director’s initial election or appointment (such Non-Employee Independent Director’s “Start Date”), an award of restricted stock units that has an aggregate fair value on such Non-Employee Independent Director’s Start Date equal to the product of (i)

$175,000 (as determined in accordance with ASC 718) and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Independent Director’s Start Date and ending on such Non-Employee Independent Director’s Start Date and the denominator of which is 365 (with the number of shares of common stock underlying each such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(b) shall be referred to as “Initial Awards.” For the avoidance of doubt, no Non-Employee Independent Director shall be granted more than one Initial Award.
(c)Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(b) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(a) above.
(d)Vesting of Awards Granted to Non-Employee Independent Directors. Each Annual Award and Initial Award shall vest on the first anniversary of the date of grant, subject to the Non-Employee Independent Director continuing in service on the Board through the applicable vesting date. No portion of an Annual Award or Initial Award that is unvested at the time of a Non-Employee Independent Director’s termination of service on the Board shall become vested thereafter. All of a Non-Employee Independent Director’s Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.
3.Review of Policy. The Compensation and Human Resources Committee shall review this Policy periodically and may recommend any modifications to the Board. The Board will determine any changes to be made to this Policy based on the Compensation and Human Resources Committee's recommendations.
Revised by the Board of Directors of Fluence Energy, Inc. on December 12, 2022.
Revised by the Board of Directors of Fluence Energy, Inc. on August 6, 2024, effective as of October 1, 2024.
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